Exhibit 99.1

Adevinta to Acquire eBay Classifieds Group to Create the World’s Largest Online Classifieds Company

•	Combined group will have solid market positions across 20 markets, covering 1 billion people with 3 billion monthly visits
•	$9.2 billion cash and stock deal to make eBay the largest shareholder of Adevinta
•	eBay will receive $2.5 billion of cash and 540 million shares of Adevinta, representing 44% ownership of the pro forma company and a ~33.3% voting stake
•	$150 - 185 million of annual synergies targeted within three years
•	The transaction is expected to close by Q1 of 2021

SAN JOSE, CA, July 21, 2020 – eBay Inc. (NASDAQ: EBAY) and Adevinta ASA (OSLO: ADE) today announced they entered into a definitive agreement for eBay to transfer its Classifieds business to Adevinta for a total consideration valued at approximately $9.2 billion, based on the closing trading price of Adevinta shares on the Oslo Stock Exchange on July 17, 2020. As part of the transaction, eBay will receive $2.5 billion in cash and approximately 540 million Adevinta shares which would represent an equity stake of approximately 44% based on the number of Adevinta’s outstanding shares, as of the end of the second quarter, and a ~33.3% voting stake.

“We are pleased we reached an agreement with Adevinta that brings together two great companies,” said Jamie Iannone, Chief Executive Officer, eBay Inc. “eBay believes strongly in the power of community and connections between people, which has been essential to our Classifieds businesses globally. This sale creates short-term and long-term value for shareholders and customers, while allowing us to participate in the future potential of the Classifieds business.”

Adevinta is a global online classifieds specialist, currently operating in 15 countries, with a portfolio that spans 35 digital products and websites. eBay’s Classifieds platforms include a collection of 12 brands in 13 countries around the world. Together these complementary businesses will have solid market positions in 20 countries globally, and eBay will become the largest Adevinta shareholder. Adevinta and eBay will continue to partner in key areas post-closing to ensure a seamless transition. Additionally, the scale provided by this partnership is expected to create estimated annual synergies of $150 - 185 million within the next three years.

“With the acquisition of eBay Classifieds Group, Adevinta becomes the largest online classifieds company globally, with a unique portfolio of leading marketplace brands. We believe the combination of the two companies, with their complementary businesses, creates one of the most exciting and compelling equity stories in the online classifieds sector,” said Rolv Erik Ryssdal, CEO of Adevinta. “We have been impressed with eBay Classifieds Group’s achievements in recent years, leading across markets with nationally recognized brands including Mobile.de, Gumtree, Marktplaats, dba, Bilbasen, Kijiji, 2dehands, 2ememain, Vivanuncios, Automobile.it, Motors.co.uk, Autotrader (Australia), Carsguide (Australia), and eBay Kleinanzeigen, and innovating consistently across its product portfolio and advertising technology platform.”

The management teams of Adevinta and eBay Classifieds Group have a shared set of strategic principles developed through a common history of acquiring and scaling generalist online classifieds platforms and successfully verticalizing them to create value. The breadth of talent across the companies and the collective experience across the combined portfolio will serve to optimize strategies for the various assets at different stages of development, accelerating monetization and creating value to consumers and advertisers.

“This deal is a testament to the growth and potential of the eBay Classifieds business,” said Alessandro Coppo, SVP and GM, eBay Classifieds Group. “We are excited for our local classifieds brands to join Adevinta and shape a global leader in an industry full of potential.”

The sale is subject to regulatory approvals, customary closing conditions, including approval by the affirmative vote of holders of at least two-thirds of the votes cast as well as of the share capital of Adevinta ordinary shares represented in person or by proxy at an extraordinary general meeting of the stockholders of Adevinta, and consultation with competent works councils, other employee representation bodies or employees where and to the extent required by applicable law. The transaction is expected to close by the first quarter of 2021.

Adevinta is majority owned by Schibsted ASA, which has agreed to vote in favor of the transaction.

“Schibsted’s Board of Directors and management strongly supports the agreement between Adevinta and eBay, as we are confident that it will further strengthen the value creation potential for Schibsted and the rest of Adevinta’s shareholders. Schibsted intends to continue to contribute to the value creation for all Adevinta shareholders as a significant long-term anchor shareholder,” said Kristin Skogen Lund, CEO of Schibsted.

Related to the transaction, Schibsted has entered into an agreement with Adevinta to acquire eBay Classifieds’ Danish entity and therefore leading marketplaces in Denmark, DBA.dk and Bilbasen.dk, once the transaction between eBay and Adevinta closes.

Blommenholm Industrier AS, which holds approximately 6.3% of Adevinta’s ordinary shares, has also agreed to vote in favor of the transaction.

Following the closing of the transaction, each of eBay and Schibsted will be entitled to designate two directors to the Adevinta board of directors so long as it holds at least 25% of the Adevinta ordinary shares, and one director so long as it holds at least 10% of the Adevinta ordinary shares. eBay’s equity stake at closing will consist of approximately 33% of Adevinta’s ordinary shares, with the remainder of its stake consisting of non-voting shares.

Goldman Sachs & Co. LLC and LionTree Advisors LLC are acting as financial advisors to eBay. Wachtell, Lipton, Rosen & Katz, Thommessen AS, De Brauw Blackstone Westbroek N.V. and Quinn Emanuel Urquhart & Sullivan, LLP are acting as legal advisors to eBay.

About eBay: eBay Inc. (Nasdaq: EBAY) is a global commerce leader including the Marketplace and Classifieds platforms. eBay connects millions of buyers and sellers around the world, empowering people and creating opportunity for all. Founded in 1995 in San Jose, California, eBay is one of the world’s largest and most vibrant marketplaces for discovering great value and unique selection. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

About Adevinta: Adevinta is a global online classifieds specialist, operating digital marketplaces in 15 countries. The company provides technology-based services to connect buyers with sellers and to facilitate transactions, from job offers to real estate, cars, consumer goods and more. Adevinta’s portfolio spans 35 digital products and websites, attracting 1.5 billion average monthly visits. Leading brands include top-ranked leboncoin in France, InfoJobs and Milanuncios in Spain, and 50% of fast-growing OLX Brazil. Adevinta spun off from Schibsted ASA and publicly listed in Oslo, Norway in 2019. Adevinta employs 4,700 people committed to supporting users and customers daily. Find out more at Adevinta.com.

About Schibsted: Every day, Schibsted helps millions of people buy, sell, hire and get hired. The company’s mission is to create perfect matches through our trusted marketplaces and innovative solutions. With Blocket in Sweden, Finn in Norway and Tori and Oikotie in Finland, Schibsted meets consumer needs with leading marketplaces. Schibsted wants to help people make better deals, while partnering with companies to help them make the most of their businesses.

Schibsted has the mind of a start-up and the heart of an established company that has stood on its own feet since 1839. The company owns a family of international consumer brands with over 5,000 employees.

Forward-Looking Statements

Certain statements herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Such forward-looking statements reflect eBay’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of eBay. The forward-looking statements in this document address a variety of subjects including, for example, the closing of the Transaction and the potential benefits of the Transaction. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the possibility that regulatory and other approvals and conditions to the Transaction are not received or satisfied on a timely basis or at all; the possibility that eBay may not fully realize the projected benefits of the Transaction; changes in the anticipated timing for closing the Transaction; business disruption during the pendency of or following the Transaction; diversion of management time on Transaction-related issues; the reaction of customers and other persons to the Transaction; and other events that could adversely impact the completion of the Transaction, including COVID-19 and industry or economic conditions outside of our control. In addition, actual results are subject to other risks and uncertainties that relate more broadly to eBay’s overall business, including those more fully described in eBay’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the fiscal year ended December 31, 2019 and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this document speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

These matters are subject to consultation with competent works councils, other employee representation bodies or employees where and to the extent required by applicable local law.

For eBay:

Investor Relations Contact:

Joe Billante

ir@ebay.com

Media Relations Contact:

Trina Somera

press@ebay.com

For eBay Classifieds Group:

Jasper Teijsse

prclassifieds@ebay.com

For Adevinta:

Investor Relations Contact:

Marie de Scobiac

ir@adevinta.com

Media Relations Contact:

Mélodie Laroche

melodie.laroche@adevinta.com

John Kiely / Latika Shah / Charles Harrison

Edelman Smithfield

adevinta@edelman.com

For Schibsted:

Investor Relations Contact:

Jann-Boje Meinecke

jbm@schibsted.com

Media Relations Contact:

Atle Lessum

atle.lessum@schibsted.com